UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2016

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 28, 2016, a wholly-owned subsidiary of Digital Turbine, Inc. (the “Company”) entered into a Third Amendment (the “Amendment”) to that certain Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank (“SVB”) dated as of June 11, 2015. Under the Amendment: (1) the maturity date of the revolving loan under the loan agreement is extended to August 14, 2016, (2) the maximum revolving loan commitment amount is capped at $3.3 million from its current amount of $5.0 million and (3) the Adjusted Quick Ratio covenant is replaced by a new financial covenant requiring at all times a minimum cash balance at SVB equal to the sum of (i) the outstanding obligations under the revolving loan plus (ii) $1.0 million.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Third Amendment dated June 28, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2016	Digital Turbine, Inc.

	By:	/s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment dated June 28, 2016 to Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank

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